Exhibit 99.2

Disc Medicine Initiates BEACON, a Phase 2 Clinical Study of Bitopertin in Patients with Erythropoietic Protoporphyria (EPP) and X-linked Protoporphyria (XLP)

•	BEACON study will evaluate bitopertin as a potential disease-modifying treatment for patients with Erythropoietic Protoporphyria (EPP) or X-linked Protoporphyria (XLP)

•	Key assessments include changes in protoporphyrin IX levels, safety, tolerability and measures of photosensitivity; preliminary data expected by 1H 2023

WATERTOWN, Mass. (August 10, 2022) – Disc Medicine, a clinical-stage biotechnology company dedicated to the discovery and development of novel therapeutic candidates for the treatment of serious and debilitating hematologic diseases, announced today the initiation of BEACON, a phase 2 clinical study of bitopertin in patients with Erythropoietic Protoporphyria (EPP) or X-linked Protoporphyria (XLP). Bitopertin is an oral, selective inhibitor of glycine transporter 1 (GlyT1) designed to modulate heme biosynthesis, and has been shown in preclinical studies to reduce accumulation of protoporphyrin IX (PPIX), the toxic metabolite that causes disease pathology in EPP and XLP patients.

“The initiation of the BEACON phase 2 study is an important milestone as it marks the first time bitopertin will be evaluated as a potential, disease-modifying therapy in patients with porphyria. It builds upon our previous studies in animal models of EPP and XLP, which demonstrated that bitopertin can significantly reduce protoporphyrin IX,” said John Quisel, JD, PhD, Chief Executive Officer at Disc Medicine. “This is the second development program that Disc has successfully advanced into patient studies in the past few months. I want to thank our entire team for the tremendous effort that has brought us to this point and for their tireless dedication to patients.”

The BEACON Phase 2 study is a randomized, open-label, multiple dose clinical trial designed to evaluate the safety, tolerability, and efficacy of bitopertin in patients with EPP or XLP. It is designed to enroll approximately 20 patients at sites in Australia. The study will primarily assess changes in levels of PPIX as well as the pharmacokinetic profile, safety and tolerability of bitopertin in EPP or XLP patients. It will also include measures of photosensitivity, daylight tolerance, pain and exploratory biomarkers of hepatobiliary disease. Patients will receive orally-administered bitopertin for 24 weeks at doses of either 20 mg once-daily or 60 mg once-daily. Upon completion of the 24-week treatment period, patients may continue on bitopertin for an additional 24 weeks.

“EPP and XLP are severe, debilitating and rare diseases that impact multiple dimensions of patients’ lives, spanning severe and painful phototoxic reactions, complications of hepatobiliary disease, and a major toll on psychosocial development and quality of life. There is an immense need for novel therapies, particularly ones that address the underlying pathophysiology,” said Robert Desnick, MD, Ph.D, Inaugural Chair Emeritus of the Department of Genetics and Genomics at Mount Sinai. “We are excited by the initiation of this clinical trial of bitopertin and its potential effects on PPIX, the molecular driver of these porphyrias and a major determinant of disease severity.”

About Bitopertin

Bitopertin is a clinical-stage, orally administered inhibitor of glycine transporter 1 (GlyT1) that is designed to modulate heme biosynthesis. GlyT1 is a membrane transporter expressed on developing red blood cells and is required to supply sufficient glycine for heme biosynthesis and support erythropoiesis. The safety profile and effects of bitopertin on heme biosynthesis were previously established in a comprehensive clinical program comprising over 4,000 individuals across multiple clinical studies. Disc Medicine is planning to develop bitopertin as a potential treatment for a range of hematologic diseases beginning with erythropoietic protoporphyria (EPP) and X-linked protoporphyria (XLP). In preclinical models of EPP and XLP, bitopertin was shown to significantly decrease PPIX, a toxic intermediate of heme biosynthesis and which is the underlying cause of the disease.

Bitopertin is an experimental agent and is not approved for use as a therapy in any jurisdiction worldwide. Disc obtained global rights to bitopertin under a license agreement from Roche in May 2021.

About Erythropoietic Protoporphyria (EPP) and X-linked Protoporphyria (XLP)

Erythropoietic protoporphyria (EPP) and X-linked Protoporphyria (XLP) are rare, debilitating and potentially life-threatening diseases caused by mutations that affect heme biosynthesis, resulting in the accumulation of a toxic, photoactive intermediate called protoporphyrin IX (PPIX). This causes severe reactions when patients are exposed to sunlight, characterized by excruciating pain, edema, burning sensations and potential blistering and disfigurement. PPIX also accumulates in the hepatobiliary system and can result in complications including gallstones, cholestasis, and liver damage in 20-30% of patients and in extreme cases liver failure. Current standard of care involves extreme measures to avoid sunlight, including restricting outdoor activities to nighttime, use of protective clothing and opaque shields, and pain management. This has a significant impact on the psychosocial development, quality of life, and daily activities of patients, particularly in young children and families. There is currently no cure for EPP and only one FDA-approved therapy, a surgically implanted synthetic hormone designed to stimulate melanin production called Scenesse® (afamelanotide).

About Disc Medicine

Disc Medicine is a clinical-stage biopharmaceutical company that is dedicated to transforming the lives of patients with hematologic disorders. We are building a portfolio of innovative, first-in-class therapeutic candidates that affect fundamental pathways of red blood cell biology. We are committed to developing treatments that empower and bring hope to the many patients who suffer from hematologic diseases. For more information, please visit www.discmedicine.com.

Disc Medicine Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” for purposes of the federal securities laws concerning the proposed transaction between Disc and Gemini Therapeutics, Inc. (Gemini) and other matters, including Disc’s expectations with respect to its BEACON clinical study. These forward-looking statements include express or implied statements relating to Disc’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Disc, Gemini or the proposed transaction will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Disc’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the conditions to the closing of the transaction are not satisfied, including the failure to obtain stockholder approval for the transaction; the risk that the concurrent financing is not completed in a timely manner or at all; uncertainties as to the timing of the consummation of the transaction and the ability of each of Gemini and Disc to consummate the transaction, including the concurrent financing; risks related to Gemini’s continued listing on the Nasdaq Stock Market until closing of the proposed transaction; risks related to Gemini’s and Disc’s ability to correctly estimate their respective operating expenses and expenses associated with the transaction, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the merger on Gemini’s or Disc’s business relationships, operating results and business generally; costs related to the merger; the outcome of any legal proceedings that may be instituted against Gemini, Disc or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; the ability of Gemini or Disc to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the proxy statement/prospectus included in the registration statement on Form S-4 to be filed with the SEC in connection with the transaction and other documents filed by Gemini from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of Disc’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Disc’s forward-looking statements only speak as of the date they are made, and Gemini and Disc do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between Gemini and Disc, Gemini intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus of Gemini and information statement of Disc. DISC URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GEMINI, DISC, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Gemini with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders should note that Gemini communicates with investors and the public using its website (www.geminitherapeutics.com), the investor relations website (https://investors.geminitherapeutics.com/) where anyone will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Gemini with the SEC and stockholders are urged to read the proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Gemini and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Gemini’s directors and executive officers is included in Gemini’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus/information statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts

Disc Medicine, Inc.

Peg Rusconi (Media)

Verge Scientific Communications

prusconi@vergescientific.com

Christina Tartaglia (Investor)

Stern Investor Relations

christina.tartaglia@sternir.com

Gemini Therapeutics, Inc.

Brian Piekos

Gemini Therapeutics, Inc.

(617) 401-4400

IR@geminitherapeutics.com